Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby appoint Sardar Biglari their true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, any Schedule 13G, any Forms 3, 4 or 5, any amendments to any of the foregoing (collectively, the “SEC Filings”) and any related documentation which may be required to be filed by them as a result of their beneficial ownership of The Steak n Shake Company (the “Issuer”), including, without limitation, any agreements or similar documents pursuant to which the undersigned shall agree to jointly file with Sardar Biglari and his affiliates any SEC Filings with respect to securities of the Issuer, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Sardar Biglari under this Power of Attorney shall continue with respect to the undersigned until they no longer beneficially own securities of the Issuer unless revoked earlier in writing.

Date: August 24, 2009

MUSTANG CAPITAL PARTNERS I, LP		MUSTANG CAPITAL ADVISORS, LP

By:	Mustang Capital Advisors, LP Investment Manager and General Partner	By:	Mustang Capital Management, LLC General Partner
		By:	/s/ John K. H. Linnartz
By:	Mustang Capital Management, LLC General Partner		John K. H. Linnartz, Managing Member

By:	/s/ John K. H. Linnartz	MUSTANG CAPITAL MANAGEMENT, LLC
John K. H. Linnartz, Managing Member
		By:	/s/ John K. H. Linnartz
John K. H. Linnartz, Managing Member

MUSTANG CAPITAL PARTNERS II, LP

By:	Mustang Capital Advisors, LP Investment Manager and General Partner	/s/ John K. H. Linnartz
JOHN K. H. LINNARTZ

By:	Mustang Capital Management, LLC General Partner

By:	/s/ John K. H. Linnartz
John K. H. Linnartz, Managing Member